Amendment #1
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA, INC.
(SWISS RE)

The parties hereby agree to the following:

1. SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

[REDACTED]

2. SCHEDULE A, Section 11, RISK RETENTION LIMITS shall be replaced by the following:

RISK RETENTION LIMITS:

[REDACTED]

3.           This amendment is effective April 30, 2000.

PRUCO LIFE INSURANCE COMPANY                                         SWISS RE LIFE & HEALTH AMERICA, INC.

By:     ____________________________                                                 By:     ______________________________

Title:  ____________________________                                                 Title:  ______________________________

Date:  ____________________________                                                 Date:  ______________________________

By:     ____________________________                                                 By:     ______________________________

Title:  ____________________________                                                 Title:  ______________________________

Date:  ____________________________                                                 Date:  ______________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #2
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA, INC.
(SWISS RE)

The parties hereby agree to the following:

1. SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

[REDACTED]

2.	SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

[REDACTED]

3.	SCHEDULE A, Section 11, RISK RETENTION LIMITS shall be replaced by the following:

[REDACTED]

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, PRUCO and SWISS RE have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of June 1, 2002.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA, INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #3
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA INC.
(SWISS RE)

The parties hereby agree to the following:

1.	SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

a.  AUTOMATIC REINSURANCE

SWISS RE’s reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with PRUCO’s contractual liability for the policy reinsured.

In addition, SWISS RE will be liable for benefits paid under PRUCO’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

For UL, VUL II and ProFunds policies, SWISS RE’s liability under PRUCO’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) SWISS RE’s reinsured portion of the face amount of the policy and (2) $200,000.

2.	SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•	PruLife Universal (UL) – Policies issued by PRUCO (Form Number UL-2000 and all state variations)
•	PruLife Custom Premier (VUL II) – Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
•	PruLife Advisor Select 2002 (Pro Funds) – Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies.  Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

3.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

[REDACTED]

4.	SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

[REDACTED]

5.	SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

[REDACTED]

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, PRUCO and SWISS RE have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 2002.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #4
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA INC.
(SWISS RE)

The parties hereby agree to the following:

1.	SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

[REDACTED]

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, PRUCO and SWISS RE have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of March 1, 2003.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #5
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA INC.
(SWISS RE)

The parties hereby agree to the following:

6.	SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

a.
AUTOMATIC REINSURANCE - SWISS RE’s reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with PRUCO’s contractual liability for the policy reinsured.

In addition, SWISS RE will be liable for benefits paid under PRUCO’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.  SWISS RE’s liability under PRUCO’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) SWISS RE’s reinsured portion of the face amount of the policy and (2) $200,000.

7.	SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•	PruLife Universal (UL) – Policies issued by PRUCO (Form Number UL-2000 and all state variations)
•	PruLife Custom Premier (VUL II) – Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
•	PruLife Custom Premier II (VUL 2004) – Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
•	PruLife Advisor Select 2002 (Pro Funds) – Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II and VUL 2004 policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies.  Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

8.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

[REDACTED]

9.	SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

[REDACTED]

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, PRUCO and SWISS RE have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 17, 2004.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #6
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
SWISS RE LIFE & HEALTH AMERICA, INC.
(SWISS RE)

The parties hereby agree to the following:

1.	SECTION 20, RECAPTURE, shall be replaced by the following:

20.	RECAPTURE

At any time during the term of the Agreement, PRUCO may elect to recapture in full the coverage reinsured under this Agreement following the occurrence of any of the following events:  (1) a “Risk Trigger Event” as defined in Schedule A of this Agreement for policies issued prior to January 1, 2004, (2) a Plan Change as described in Section 19 d. above, or (3) the Reinsurance Premium rates are increased.  PRUCO may not recapture policies issued on or after January 1, 2004, following the occurrence of a “Risk Trigger Event.”

In addition, after the twentieth policy anniversary, PRUCO may elect to recapture all or an appropriate portion of the coverage reinsured under this Agreement to reflect increases in the maximum retention limits for PRUCO and all of its affiliates, collectively, subsequent to the date of policy issue.  These maximum retention limits as of the effective date of this Agreement are equal to the amounts shown in the Risk Retention Limits table shown in Schedule A.  The portion of the coverage that may be recaptured would be directly related to the increase in the limits.  To illustrate, if the maximum retention limits are increased by 100%, then the portion that may be recaptured from all reinsurers of the policies reinsured under this Agreement would be equal to 100% of the portion of each reinsured policy that is retained by PRUCO.  Furthermore, the portion that may be recaptured from SWISS RE would be determined as SWISS RE’s prorata share of the total portion reinsured with all reinsurers.

If PRUCO elects to recapture the risks ceded to SWISS RE under this Agreement as stated above, it will do so by giving written notice to SWISS RE.  Upon the delivery of such notice, all of the risks previously ceded under each of the policies subject to this Agreement shall be recaptured, effective as of the date specified in PRUCO’s notice.  If PRUCO does not specify in the written notice the date that such recapture is to be effective, then the recapture shall be effective immediately upon SWISS RE’s receipt of the notice.

If a policy is recaptured, SWISS RE will pay PRUCO the unearned reinsurance premium as of the date of recapture.  SWISS RE shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

2.	SECTION 25, GOOD FAITH; FINANCIAL SOLVENCY, shall be replaced by the following:

25.	GOOD FAITH; FINANCIAL SOLVENCY

Each party agrees that all matters with respect to this Agreement require its utmost good faith.  Each party or its representatives has the right at any reasonable time to inspect the other’s records relating to this Agreement.

Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed.  Each party agrees to promptly notify the other if it is subsequently financially impaired.  SWISS RE  has entered into this Agreement in reliance upon PRUCO's representations and warranties.  Each party affirms that it has and will continue to disclose all matters material to this Agreement and each cession.  Examples of such matters are a material change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

SWISS RE represents and warrants to PRUCO that SWISS RE is a licensed or accredited reinsurer under the applicable laws and regulations of Arizona and that SWISS RE satisfies each of the current, applicable legal and regulatory requirements in Arizona necessary to fully entitle PRUCO to take the maximum permissible credit for the risks ceded under this Agreement on each of its statutory financial statements.  SWISS RE acknowledges that PRUCO is entering into this Agreement in reliance upon this and other representations and warranties of SWISS RE, and SWISS RE agrees that for policies issued prior to January 1, 2004, PRUCO’s right of recapture under Section 20 of this Agreement will be triggered if, at any point in the future during the term of this Agreement, this representation and warranty is no longer true and correct.  PRUCO’s right of recapture under Section 20 will not be triggered for policies issued on or after January 1, 2004.

3.	SCHEDULE A, Section 10, RISK TRIGGER EVENT, shall be replaced by the following:

[REDACTED]

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, PRUCO and SWISS RE have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2004.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #7
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY
And
SWISS RE LIFE & HEALTH AMERICA, INC.

This is an ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (the “Assignment”), dated as of December 1, 2004, by and among PRUCO LIFE INSURANCE COMPANY  (the “Assignor”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Assignee”), and SWISS RE LIFE & HEALTH AMERICA, INC. (the “Reinsurer”).

WHEREAS, the Reinsurer provides reinsurance coverage to the Assignor in accordance with the terms of the reinsurance agreement referenced above (the “Reinsurance Treaty”); and

WHEREAS, the parties hereto desire to execute this Assignment to evidence the assignment by the Assignor and assumption by the Assignee of the Assignor’s rights and obligations under the Reinsurance Treaty and to effect a full and final release of the Assignor’s rights and obligations under the Reinsurance Treaty effective as of 12:00 a.m., Eastern Time, December 1, 2004 (the “Effective Time”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to the following:

1.
Assignor Assignment of Interests to Assignee.  The Assignor hereby transfers, conveys, assigns and sets over to the Assignee, its successors and assigns, all of its rights, obligations, liabilities, title and interest in the Reinsurance Treaty, all effective as of the Effective Time, including those incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

2.  Assignee Assumption of Interests from Assignor.  Effective as of the Effective Time, the Assignee hereby assumes all of the rights and interests of the Assignor under the Reinsurance Treaty and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of the Assignor under the Reinsurance Treaty, including those rights, interests, obligations, and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  It is the intention of the parties that:

a. The Assignee shall be substituted for the Assignor under the Reinsurance Treaty, in the Assignor’s name, place and stead; and

b.              The Assignor shall be deemed to have ceased to be a party to, or the ceding company under, the Reinsurance Treaty and shall have released all of its rights and interests, and shall have been discharged from all obligations and liabilities thereunder to the Reinsurer; and

c.   The Reinsurer will conduct business solely with the Assignee, or its designee, with respect to the performance of any and all obligations and liabilities under the Reinsurance Treaty.

3. Reinsurer Consent. Notwithstanding anything to the contrary set forth in the Reinsurance Treaty, the Reinsurer consents to the assignment and assumption set forth in Sections 1 and 2 above.

4.
Reinsurer Release of Assignor.  Without altering, diminishing or in any other way affecting any or all of the rights, interests, liabilities and obligations of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Reinsurer, in consideration of the assumption by the Assignee set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Assignor and the Assignor’s successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against the Assignor, which the Reinsurer and the Reinsurer’s predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of the Reinsurer under the Reinsurance Treaty, including any and all of the Assignor’s obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  This release under this Section 4 may not be changed orally.

5.
Assignor Release of Reinsurer.  Without altering, diminishing or in any other way affecting any or all of the rights, title and interest of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Assignor, in consideration of the consent by the Reinsurer set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Reinsurer and the Reinsurer’s predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against the Reinsurer, which the Assignor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of the Assignor under the Reinsurance Treaty.  This release under this Section 5 may not be changed orally.

6.  Further Assurances.  At any time and from time to time after the Effective Time, at the request of the Assignee, or of the Reinsurer with the consent of the Assignee, which consent shall not be unreasonably withheld or delayed, and without further consideration, the Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as either the Assignee or the Reinsurer (with such consent) may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to the Assignee the Reinsurance Treaty.

7.
Amendment of Reinsurance Treaty.  The Reinsurer and the Assignee agree that the Reinsurance Treaty is amended as of the Effective Time as provided in Exhibit A attached hereto.  It is the intention of the parties that any other reinsurance treaty among Prudential affiliates covering the same business shall not abrogate or otherwise reduce the rights and obligations of the parties as originally set forth in the Reinsurance Treaty.

8.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of the Reinsurer, the Assignor and the Assignee and their respective predecessors, successors and assigns, if any.  The parties do not intend to create any third party beneficiaries under this Assignment

9.
Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to its principles or rules of conflict of laws thereof.  Any amendment to the Reinsurance Treaty set forth herein shall be subject to the arbitration provision of the Reinsurance Treaty.

10. Counterparts.  This Assignment may be signed in multiple counterparts. Each counterpart shall be considered an original instrument, but all of them in the aggregate shall constitute one agreement.

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, the Assignor, the Assignee, and the Reinsurer have by their respective officers executed and delivered this Assignment in triplicate on the dates indicated below, with an effective date of December 1, 2004.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________
Title:_______________________________
Date:_______________________________

By:________________________________
Title:_______________________________
Date:_______________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Exhibit A

1.	Any and all references in the Reinsurance Treaty to the jurisdiction in which PRUCO is domiciled or organized shall read as if to refer to the State of New Jersey.

2.	If the GOVERNING LAW provision of the Reinsurance Treaty does not provide for the application of New Jersey law, that provision shall be changed to read as follows:

GOVERNING LAW:

This Agreement shall be governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

3.
Any and all references in the Reinsurance Treaty to SWISS RE being licensed or authorized in a given jurisdiction shall be read as if to refer to the State of New Jersey.  If the Reinsurance Treaty contains no such reference, then SWISS RE hereby represents that it is authorized to do business in the State of New Jersey.

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment  #8
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
SWISS RE LIFE AND HEALTH AMERICA, INC.
 (THE REINSURER)

The parties hereby agree to the following:

1.	The following ‘Confidentiality and Privacy of Personal Information’ section will be added as Section 29.
CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION

a.	Confidentiality of Company Confidential Information

THE Parties agree to regard and preserve as confidential all information and material which is related to other Party’s (the “Disclosing Party”) business that may be obtained by receiving Party (the “Recipient”) from any source as a result of this Agreement.  The Recipient will not, without first obtaining the Disclosing Party’s prior written consent to disclose to any person, firm or enterprise, or use for its own benefit or for the benefit of any third party any Confidential Information.  “Confidential Information” includes, but is not limited to reinsurance terms or any and all financial data, statistics, programs, research, developments, information relating to THE COMPANY’s insurance and financial products, planned or existing computer systems architecture and software, data, and information of THE COMPANY as well as third party confidential information to which THE COMPANY has access.  The Parties will keep and maintain all Confidential Information in confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure and will use and disclose Confidential Information solely: i) for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement; ii) to fulfill its obligation under the Agreement; or (iii) in order to aggregate data with other companies’ data for the purpose of creating mortality or lapse models, provided the data is not personally identifiable as belonging to a party or an insured.  Confidential Information does not include Personal Information as defined and discussed below.

Notwithstanding the foregoing, the provisions of this ‘Confidentiality of Confidential Information’ section shall not apply with respect to disclosing of the Product, the Specifications and/or Company Confidential Information which is already known to the Recipient or is or becomes publicly known through no wrongful act of the Recipient; or is received from a third party without similar restriction and without breach of this Agreement; or is independently developed by the Recipient; or is approved for release by written authorization of the Disclosing Party; or is placed in or becomes part of the public domain pursuant to or by reason of operation of law.

The Recipient shall be permitted to disclose Confidential Information only to its employees having a need to know such information in connection with the performance under this Agreement.  The Recipient shall instruct all employees who access Confidential Information as to their obligations under this Agreement, and the Recipient shall be responsible for all such employees’ compliance with the terms of this Agreement.  If the Recipient is required by law to disclose Confidential Information, the Recipient shall promptly notify the Disclosing Party in writing in advance of such disclosure, and provide the Disclosing Party with copies of any related information so that the Disclosing Party may take appropriate action to protect the Company Confidential Information.

Notwithstanding the foregoing, it is understood and agreed that the Recipient may disclose Confidential Information as required by an arbitration panel deciding a dispute arising under this agreement or in accordance with applicable law, court order, or as required by any regulatory authority having jurisdiction over the Recipient.  the Recipient shall be permitted to disclose Confidential Information if the proposed recipient of Confidential Information has agreed in writing to protect the Confidential Information to the standards of this section in the following circumstances: (1) for purposes of retrocession  or securitization of the reinsured business; (2) during the course of external audits;  (3) to consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this Agreement; or (4) to subcontractors that require Confidential Information in order to provide services to the Recipient.

In the event that Confidential Information in the Recipient’s possession is disclosed to an unauthorized third party, the Recipient shall immediately advise the Disclosing Party and take steps to prevent further disclosure.

b.	Confidentiality of Personal Information

“Personal Information,” which means information provided by or at the direction of THE COMPANY, or to which access was provided in the course of THE REINSURER’s performance of the Agreements that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or  (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers).  An individual’s social security number, even in isolation, is Personal Information. Prudential business contact information is not by itself Personal Information.

THE REINSURER acknowledges that in the course of its engagement by THE COMPANY, THE REINSURER may receive or have access to Personal Information.  In recognition of the foregoing, THE REINSURER covenants and agrees that:

❖	It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

❖
It will use Personal Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use such information for THE REINSURER’s own purposes or for the benefit of anyone other than THE COMPANY, except that THE REINSURER may use Personal Information for its own internal management and administration or to carry out its legal responsibilities;

❖
It will not, directly or indirectly, disclose Personal Information to anyone outside THE COMPANY, except as necessary to carry out its obligation pursuant to the terms of this Agreement or as required by applicable law, court order, or legitimate regulatory authority; and

❖
It shall, upon the earlier of (i) termination of THE REINSURER’s liability under this Agreement or (ii) determination that it has no need for Personal Information, dispose of all records, electronic or otherwise (including all backup records and/or other copies thereof) regarding or including any Personal Information that THE REINSURER may then possess or control.  All such Personal Information shall be protected as required by this section, which shall survive termination of this Agreement.  Disposal may be achieved through prompt delivery of the records to THE COMPANY or destruction pursuant to THE REINSURER’s written policy governing such destruction.  THE REINSURER shall take all reasonable steps to destroy or arrange for the destruction of records in a manner that renders the records unreadable and undecipherable by any means.  THE REINSURER agrees to destroy all such personal information at expiration of period for which it is required to retain personal information to the standard of this Agreement. Upon any occurrence of (i) or (ii) above, THE REINSURER shall promptly certify in writing to THE COMPANY, in a form acceptable to THE COMPANY and executed by an authorized officer of THE REINSURER, that all such Personal Information has been destroyed or returned.  Notwithstanding the preceding sentences, THE REINSURER may retain the Personal Information if it is required to do so by applicable law, regulation, or its written records retention program and THE REINSURER agrees to protect the Personal Information as required by the provisions of this ‘Confidentiality of Personal Information’ section, including but not limited to destroying it in accordance with the standard above when it is no longer required to be retained.

THE REINSURER shall be permitted to disclose Personal Information only to its employees having a need to know such information in connection with the performance of this Agreement or for its own internal management and administration.  THE REINSURER warrants that its employees have been instructed as to their obligations to protect Personal Information to the standard of  this Agreement. THE REINSURER shall be responsible for all employees’ compliance with the terms of this Agreement.  If THE REINSURER is required by law to disclose Personal Information, THE REINSURER shall notify THE COMPANY in writing as soon as reasonably practicable of such disclosure, and provide THE COMPANY with copies of any related information so that THE COMPANY may take appropriate action to protect the Personal Information.

Notwithstanding the foregoing, it is understood and agreed that THE REINSURER may disclose Personal Information as required by an arbitration panel deciding a dispute arising under this agreement or in accordance with applicable law, court order, or as required by any regulatory authority having jurisdiction over THE REINSURER. THE REINSURER shall be permitted to disclose Personal Information if the proposed recipient of Personal Information has agreed in writing to protect the Personal Information to the standards of this section in the following circumstances: (1) for purposes of retrocession or securitization of the reinsured business; (2) during the course of external audits;  (3) to consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this Agreement; or (4) to subcontractors that require Personal Information in order to provide services to THE REINSURER.

THE REINSURER acknowledges that the disclosure of Personal Information may cause irreparable injury to THE COMPANY and damages, which may be difficult to ascertain.  Therefore, THE COMPANY shall, upon a disclosure or threatened disclosure of any Personal Information, be entitled to injunctive relief, and THE REINSURER shall not object to the entry of an injunction or other equitable relief against THE REINSURER on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

THE REINSURER shall notify THE COMPANY, promptly and without unreasonable delay, but in no event more than two (2) business days of  THE REINSURER’s learning that unauthorized access to, disclosure of, or breach in the security of Personal Information may have occurred or been attempted  (a “Security Incident”); provided, however, that unsuccessful attempts against THE REINSURER’s systems firewall are not Security Incidents for purposes of this Agreement .  Thereafter, THE REINSURER shall, to the extent reasonable, at its own cost and expense:

❖	Promptly furnish to THE COMPANY the details known to THE REINSURER of the Security Incident;

❖
Assist and reasonably cooperate with THE COMPANY in THE COMPANY’s investigation of the Security Incident, including but not limited to providing THE COMPANY with reasonable physical access to the facilities and operations affected, facilitating interviews with employees and others involved in the matter, and making available relevant records, logs, files, and data. Such cooperation shall not be deemed, however, to require the disclosure of THE REINSURER’s confidential business information or trade secrets;

❖	Cooperate with THE COMPANY in any litigation or other formal action against third parties reasonably necessary to protect THE COMPANY’s rights; and

❖	Promptly use its best efforts to prevent a recurrence of any such Security Incident.

In addition to the foregoing, THE REINSURER agrees that in the event of a Security Incident, THE COMPANY shall have the sole right to determine the measures THE COMPANY will take to comply with law or remediate any risk, including without limitation, (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in THE COMPANY’s discretion; and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation.  In the event of a breach of the security of Personal Information in THE REINSURER's custody or control, all reasonable costs and expenses incurred as a result of the above described notices or remedial actions shall be borne by THE REINSURER. The above notwithstanding, THE REINSURER shall have the right to determine the measures it will take to comply with law or protect its rights and interests.

THE REINSURER certifies that its treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that it has implemented and currently maintains an effective information security program that includes administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of Personal Information; (b) to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and (c) to protect against unauthorized access to, destruction, modification,  disclosure or use of Personal Information which could result in substantial harm or inconvenience to The COMPANY, or to any person who may be identified by such Personal Information.  THE REINSURER shall promptly notify THE COMPANY if THE REINSURER is in material breach of this Section.  At THE COMPANY’s reasonable request, THE REINSURER agrees to provide in writing to THE COMPANY, a description of the measures taken to be in  compliance with the terms of this Section.

If THE REINSURER no longer has an information security program that meets the requirements of the Gramm Leach Bliley Act for the handling of Personal Information or THE REINSURER’s information security program is unable to prevent a recurrence of a breach in the security of Personal Information, as described above, THE COMPANY reserves the right to terminate this agreement for new business and/or recapture all inforce business immediately upon written notice to THE REINSURER.

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of October 1, 2007.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SWISS RE LIFE AND HEALTH AMERICA, INC.

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #9
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
SWISS RE LIFE AND HEALTH AMERICA, INC.
 (THE REINSURER)
(the “Agreement”)

The parties hereby agree to the following:

1.	The ‘RECAPTURE’ provision is deleted in its entirety and replaced with the following:

RECAPTURE:

At any time during the term of this Agreement, THE COMPANY may elect to recapture in full the coverage reinsured under this Agreement, following the occurrence of any of the events listed below:

(1)	a Plan Change as described in the ‘POLICY CHANGES’ provision.

(2)	an increase in Reinsurance Premium rates as described in the ‘REINSURANCE PREMIUM RATES’ section.

In addition, at any time during the term of this Agreement, THE COMPANY may elect to recapture in full the coverage reinsured under this Agreement, following the occurrence of any of the events listed below.  In addition, if THE COMPANY elects to recapture the business reinsured under this Agreement or another reinsurance agreement with THE REINSURER reinsuring individual life insurance for any of the reasons stated below, it must recapture all other individual life insurance reinsurance Agreements between THE COMPANY and THE REINSURER provided that the other reinsurance Agreements have the same rights of recapture and contain the identical condition and terms for recapture:

(1)
a “Risk Trigger Event” as defined in Schedule A of this Agreement for policies issued prior to January 1, 2004.  THE COMPANY may not recapture policies issued on or after January 1, 2004, following the occurrence of a “Risk Trigger Event.”

(2)
THE REINSURER no longer has an information security program that meets the requirements of the Gramm Leach Bliley Act for the handling of Personal Information or THE REINSURER’s information security program is unable to prevent a recurrence of a breach in the security of Personal Information, as described in the subsection of the ‘CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION’ provision entitled ‘Confidentiality of Personal Information’.

(3)	The representations and warranties of THE REINSURER, as stated in the ‘GOOD FAITH; FINANCIAL SOLVENCY’ section of this Agreement, are no longer true and correct.

In addition, after the twentieth policy anniversary, THE COMPANY may elect to recapture all or an appropriate portion of the coverage reinsured under this Agreement to reflect increases in the maximum retention limits for THE COMPANY and all of its affiliates, collectively, subsequent to the date of policy issue.  These maximum retention limits as of the effective date of this Agreement are equal to the amounts shown in the Risk Retention Limits table shown in Schedule A.  The portion of the coverage that may be recaptured would be directly related to the increase in the limits.  To illustrate, if the maximum retention limits are increased by 100%, then the portion that may be recaptured from all reinsurers of the policies reinsured under this Agreement would be equal to 100% of the portion of each reinsured policy that is retained by THE COMPANY.  Furthermore, the portion that may be recaptured from THE REINSURER would be determined as THE REINSURER’s prorata share of the total portion reinsured with all reinsurers.

If THE COMPANY elects to recapture the risks ceded to THE REINSURER under this Agreement as stated above, it will do so by giving written notice to THE REINSURER.  Upon the delivery of such notice, all of the risks previously ceded under each of the policies subject to this Agreement shall be recaptured, effective as of the date specified in THE COMPANY’s notice.  If THE COMPANY does not specify in the written notice the date that such recapture is to be effective, then the recapture shall be effective immediately upon THE REINSURER’s receipt of the notice.

If a policy is recaptured, THE REINSURER will pay THE COMPANY the unearned reinsurance premium as of the date of recapture.  THE REINSURER shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of July 1, 2008.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SWISS RE LIFE AND HEALTH AMERICA, INC.

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

By:____________________________________

Title:___________________________________

Date:___________________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

Amendment #10
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
 (THE COMPANY)
And
SWISS RE LIFE & HEALTH AMERICA INC
(THE REINSURER)

The parties hereby agree to the following:

This Agreement is terminated for new business for policies with an effective date on or after January 1, 2005 except for policy increases.

Existing reinsurance will remain in force under the terms of this Agreement until the termination or expiry of the policies reinsured takes effect or if otherwise mutually agreed upon by the parties to this Agreement.

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of January 1, 2005.

PRUCO LIFE INSURANCE COMPANY	SWISS RE LIFE & HEALTH AMERICA INC

By:     ____________________________                                  By:     ______________________________

Title:  ____________________________                                  Title:  ______________________________

Date:  ____________________________                                  Date:  ______________________________

By:     ____________________________                                  By:     ______________________________

Title:  ____________________________                                  Title:  ______________________________

Date:  ____________________________                                  Date:  ______________________________

Amendment #1 PRUCO - SWISS RE                                                                                                            03/22/2013